Exhibit B-2.5

                    NEES/GRID Domestic Service Costs Savings
                                     $000'S



                  Finance
                  Commitment/Rating Agency Fees                       $900

                  Shareholder Services                              $1,135
                                   Bank Of NY
                                   Annual Meeting Costs

                  Director's Fees & expenses                        $1,100

                  Annual report                                       $400

                  System Officers - salary & expenses               $1,750

                  Risk Insurance                                    $1,300
                                   D&O
                                   Consolidation of other lines


                  Rates  - consulting fees                          $1,100

                  Membership Dues, EEI etc                            $700
                                                                      ----

                                                    Total           $8,385
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